Exhibit 10.56

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

VENU HOLDING CORPORATION

SECURED CONVERTIBLE PROMISSORY NOTE

$6,000,000	February 28, 2025

FOR VALUE RECEIVED, Venu Holding Corporation, a Colorado corporation (the “Company”) promises to pay to each lender identified on the attached Schedule I, or his, or her registered assigns (each, an “Investor”), in lawful money of the United States of America the principal sum of $6,000,000 Six Million Dollars, or such lesser amount as been advanced from time to time by the Investors from time to time, together with interest from the date of this Secured Convertible Promissory Note (this “Note”) on the unpaid principal balance at a rate equal to 12% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) February 28, 2028 (the “Maturity Date”), or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor. This Note is one of the “Notes” issued that may be pursuant to the Purchase Agreement.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1. Payments.

(a) Voluntary Prepayment. This Note may be prepaid by the Company (in full or in part), at any time without penalty or premium.

(b) Interest Payments. Accrued interest on this Note shall be quarterly in kind as of the last calendar day of each fiscal quarter after the issuance date of this Note, through the issuance of shares of Common Stock at the Conversion Price. Quarterly interest payments for each fiscal quarter will be delivered to Lender within five business days of the final day of each fiscal quarter (provided that the lender has provided the Company property delivery instructions for such shares).

(c) Maturity Payment. At the Maturity Date, any unpaid Obligations shall be paid to Investor in cash, or at the option of the Company, in-kind through the issuance of shares of Common Stock at the Conversion Price.

(d) Payments. Any payments made to Lender under this Note in cash shall be delivered by the on the date such payment is due at the address for such purpose specified by Lender in the Purchase Agreement, or at such other address, or in such other manner, as Lender or other registered holder of this Note may from time to time direct in writing. All payments of principal or interest under this Note shall be paid by the Company pro rata among the Investors.

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2. Security. The Note and the obligations hereunder will be secured with a continuing lien in and security interest in and to the collateral identified on Exhibit A to the Purchase Agreement. The collateral represents the Company’s right, title and interest, whether direct or indirect, in certain real property assets and projects that in certain cases are owned by its wholly or partially owned subsidiaries.

3. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a) Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within five (5) business days of the Company’s receipt of written notice to the Company of such failure to pay;

(b) Breaches of Covenants. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or the other Transaction Documents (other than those specified in Section 3(a)) and such failure shall continue for ten (10) business days after the Company’s receipt of written notice to the Company of such failure;

(c) Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Company to Investor in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Investor to enter into this Note and the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished;

(d) Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing;

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement; or

(h) Collateral. The liens and security interests with respect to the Collateral granted to secure this Note cease to be valid or enforceable, or the Company shall assert, in any pleading in any court of competent jurisdiction, that any such liens or security interests are invalid or unenforceable.

4. Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Section 3(e) or 3(f)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of the Requisite Holders, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Section 3(e) or 3(f), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of the Requisite Holders, exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

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5. Conversion.

(a) Conversion Procedure.

(i) Conversions. In the event the Company elects to satisfy all Obligations at the Maturity Date in shares of Company Common Stock, the Company shall, as soon as practicable thereafter, issue and deliver to each Investor holding outstanding Notes a notice of issuance of uncertificated shares or evidence of book-entry for the number of shares to which Investor shall be entitled upon such conversion. For any Interest payments delivered in shares of Company common stock, and any conversions of Obligations at the Maturity Date, any conversion of the Notes shall be deemed to have been made upon the satisfaction of all of the conditions set forth in this Section 5(c)(i) and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii) Fractional Shares; Interest; Effect of Conversion. No fractional shares of Common Stock shall be issued upon any conversion of this Note. In lieu of the Company issuing any fractional shares to the Investor upon the conversion of this Note, the number of shares delivered shall be rounded up to a whole share. Company shall pay to Investor an amount equal to the product obtained by multiplying the applicable conversion price by the fraction of a share not issued pursuant to the previous sentence. Upon any conversion of this Note in part or in full and the delivery of the amounts specified in this paragraph, the Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

(e) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock solely for the purpose of effecting the potential conversion of amounts due under this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount of this Note, without limitation of such other remedies as shall be available to the holder of this Note, Company will use its best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes.

6. Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Conversion Price” shall mean as of any Delivery Date 100% of the average daily closing sale price of the Common Stock as reported on the NYSE American Stock Exchange (or other successor exchange or market) during the 10 consecutive Trading Days immediately prior to the applicable Delivery Date.

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“Delivery Date” shall mean the day any interest or principal payment is due under this Note.

“Event of Default” has the meaning given in Section 3 hereof.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“Notes” shall mean the secured convertible promissory notes issued pursuant to the Purchase Agreement.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Purchase Agreement” shall mean that certain Note and Warrant Purchase Agreement, dated even date herewith (as amended, modified or supplemented), by and among the Company and the Lenders party thereto.

“Requisite Holders” means Investors who, collectively, have extended more than 50% of the aggregate outstanding principal amount of the Notes.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” means a day on which the Common Stock is quoted or traded on the NYSE American Stock Exchange (or other securities exchange) on which the Common Stock is then quoted or listed; provided, that in the event that the Common Stock is not listed or quoted, then Trading Day shall mean a business day.

“Transaction Documents” shall mean this Note, each of any other Notes, the Purchase Agreement, and the Warrants (as defined in the Purchase Agreement).

7. Miscellaneous.

(a) Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i) Subject to the restrictions on transfer described in this Section 7(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

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(ii) With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate, instrument or book entry representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

(iii) Subject to Section 7(a)(ii), transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company as provided in the Exchange Agreement. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iv) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Requisite Holders.

(b) Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Requisite Holders; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investor’s written consent, or (ii) reduce the rate of interest of this Note without Investor’s written consent.

(c) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by electronic mail (if to Investor) or otherwise delivered by hand, messenger or courier service addressed:

(i) if to Investor, to Investor’s address or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, or, until such holder so furnishes an address or electronic mail address to the Company, then to the address or electronic mail address of the last holder of this Note for which the Company has contact information in its records; or

(ii) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 1755 Telstar Dr., Suite 501, Colorado Springs, CO 80920, or at such other current address as the Company shall have furnished to Investor, with a copy (which shall not constitute notice) to Dykema Gossett PLLC, Attn: Peter Waltz, 111 E. Kilbourn Ave., Suite 1050, Milwaukee, WI 53202, email: Pwaltz@Dykema.com.

Each such notice or other communication shall for all purposes of this Note be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, postage prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii) if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Note or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.

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Investor consents to the delivery of any notice to stockholders given by the Company under the Colorado Business Corporation Act or the Company’s articles of incorporation or bylaws by (i) facsimile telecommunication to any facsimile number for Investor in the Company’s records, (ii) electronic mail to any electronic mail address for Investor in the Company’s records, (iii) posting on an electronic network together with separate notice to Investor of such specific posting or (iv) any other form of electronic transmission directed to Investor. This consent may be revoked by Investor by written notice to the Company.

(d) Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to any other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the holders of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e) Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f) Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, the Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus two percent (2%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h) Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to the conflicts of law provisions of the State of Colorado, or of any other state.

(i) Jurisdiction and Venue. Each of Investor and the Company hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Colorado and the United States District Court for the District of Colorado for the interpretation and enforcement of the provisions of this Note. Each of Investor and the Company also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for in Section 7(c) or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

(j) Waiver of Jury Trial. BY ACCEPTANCE OF THIS NOTE, INVESTOR HEREBY AGREES AND THE COMPANY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTION DOCUMENTS.

(k) Tax Withholding. Notwithstanding any other provision to the contrary, the Company shall be entitled to deduct and withhold from any amounts payable or otherwise deliverable with respect to this Note such amounts as may be required to be deducted or withheld therefrom under any provision of applicable law, and to be provided any necessary tax forms and information, including Internal Revenue Service Form W-9 or appropriate version of IRS Form W-8, as applicable, from each beneficial owner of the Note. To the extent such amounts are so deducted or withheld and paid over to the appropriate taxing authority, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts otherwise would have been paid.

(Signature Page Follow)

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Company has caused this Note to be issued as of the date first written above.

VENU HOLDING CORPORATION

By:	/s/ JW Roth
Name:	JW Roth
Title:	Chairman and CEO

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SCHEDULE I

Investors

Name	Loan Amount	Loan Date
Kevin O’Neil	$6,000,000	February 28, 2025

Total	$6,000,000